UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2010

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On June 17, 2010, Inland Real Estate Corporation, a Maryland corporation (the “Company”), held its annual meeting of stockholders.  A total of 74,504,816 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 87.1% of the outstanding stock entitled to vote at the meeting.

The stockholders elected the seven nominees named below to serve as directors until the next annual meeting of stockholders or as otherwise provided in the Company’s governing documents.  The votes cast with respect to each director were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Thomas P. D’Arcy	58,608,903	3,442,981	290,333	12,162,599
Daniel L. Goodwin	61,230,542	823,924	287,751	12,162,599
Joel G. Herter	58,403,480	3,648,317	290,420	12,162,599
Heidi N. Lawton	58,441,995	3,607,111	293,111	12,162,599
Thomas H. McAuley	58,611,300	3,430,611	300,306	12,162,599
Thomas R. McWilliams	58,557,927	3,483,491	300,799	12,162,599
Joel D. Simmons	58,634,646	3,418,624	288,947	12,162,599

The stockholders also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  Stockholders cast 73,245,398 votes for ratifying the appointment and 955,015 votes against ratifying the appointment.   Stockholders abstained from casting 304,403 votes, and there were no broker non-votes, on the ratification of the appointment of KPMG LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	President and Chief Executive Officer
Date:	June 22, 2010